                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549




                                    FORM 8-K

                                 Current Report

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 25, 2000

                         DOMINGUEZ SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)



     California                    0-18677                     33-0391161
--------------------------------------------------------------------------------
State of Incorporation        Commission File No.         IRS Employer ID Number



                21718 South Alameda Street, Long Beach, CA 90810
                ------------------------------------------------
     Address, including Zip code, of registrant's principal executive office



                                 (310) 834-2625
                                 --------------
               Registrant's telephone number, including area code



          (Former name or former address, if changed since last report)

Item 2.         Acquisition and Disposition of Assets

         This Form 8K filing is a final filling for Dominguez Services Corporation ("Registrant"). On May 25, 2000, Registrant completed the merger of Registrant and with California Water Service Group ("Cal Water") and its wholly-owned subsidiary, California Water Service Company.

         Signing of the merger agreement was announced on November 15, 1998. The agreement was amended on March 22, 1999 in response to a competing proposal received by Registrant. Registrant's shareholders approved the merger on May 12, 1999. In accordance with the amended merger agreement's terms, each outstanding Registrant common share will be exchanged for 1.38 common shares of Cal Water common stock. The merger was accounted for as a pooling of interests.

         To accomplish the merger, Cal Water will issue approximately 2,210,300 new shares of its common stock in exchange for the approximately 1,601,700 outstanding Dominguez common shares. Included in the Dominguez total shares to be exchanged are approximately 37,900 shares that were issued prior to the merger in accordance with terms of the Registrant's non-qualified stock option agreements. Based on the Cal Water common shares to be issued in the exchange and using the average closing price of Cal Water's stock during the pricing period, the equity value of the transaction is $54,064,000. Cal Water also assumed outstanding Registrant debt of $12,369,000 for total consideration of $66,433,000.

         As a result of the merger, all assets including the land, water rights, wells, piping, storage tanks, buildings and other equipment used by Registrant in its water utility business was acquired by Cal Water. The assets acquired will continue to be used in providing water service to approximately 40,000 customers in the Dominguez service areas and to expand Dominguez' water rights brokerage activities.

         Prior to the merger there were no material relationships between Registrant and Cal Water, except that in April 2000, a member of Registrant's board of directors was elected by Cal Water's stockholders to its board of directors. This election fulfilled a merger agreement provision that one Dominguez board member serve on Cal Water's board of directors subsequent to the merger.

         Two Dominguez executives were offered and accepted employment arrangements with Cal Water. One of those executives has tendered his resignation in order to pursue other opportunities. In accordance with his agreement with Cal Water, the executive will receive certain severance benefits.

         Registrant notified the Nasdaq that it had been acquired and trading in Dominguez Services Corporation stock ceased on May 25, 2000.

Item 7.         Financial Statements and Exhibits

         Press release issued by Cal Water on May 25, 2000.

         Form 15 filed by Registrant on June 7, 2000

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized

         Date:    June 8, 2000              Dominguez Services Corporation


                                            By:    /s/ John S. Tootle
                                               -------------------------
                                                   John S. Tootle
                                                   CFO, Vice-President Finance

                                            Exhibit Index

Exhibit No.
-----------

  99.1.  Press release issued by the Registrant on May 25, 2000
  99.2.  Form 15 filed by the Registrant on June 7, 2000